Exhibit 99.1

FOR IMMEDIATE RELEASE

CABLEVISION SYSTEMS CORPORATION
REPORTS THIRD QUARTER 2005 RESULTS

SIXTH CONSECUTIVE QUARTER OF BASIC SUBSCRIBER GAINS

Bethpage, N.Y., November 8, 2005 - Cablevision Systems Corporation (NYSE:CVC) today reported financial results for the third quarter ended September 30, 2005.  Consolidated net revenue grew 11% to over $1.2 billion compared to the year-earlier period, reflecting strong revenue growth in Telecommunications Services; Madison Square Garden; and AMC, IFC and WE networks, offset in part by lower revenue in Rainbow’s Other Programming businesses.  Operating income increased 8% to $107.2 million and adjusted operating cash flow (“AOCF”)* increased 3% to $378.6 million.

Highlights for the third quarter include:

•                  Sixth consecutive quarter of basic subscriber gains

•                  Revenue Generating Unit (RGU) growth of more than 308,000 new video, high-speed data and voice units

•                  More than 1.3 million RGUs added across Cable Television’s services since Q3’04

•                  Cable Television net revenue growth of 16% and AOCF growth of 11% as compared to Q3’04

Cablevision President and CEO James L. Dolan commented:  “Cablevision had another excellent quarter with increases in net revenue, operating income and adjusted operating cash flow.  This success was driven by the strength of our video, voice and Internet services, which continue to enjoy industry-leading penetration rates.  Additional highlights for the third quarter include our sixth consecutive quarter of basic subscriber growth as well as impressive subscriber gains for our digital video service.  Our voice service also achieved excellent results and, by the end of the third quarter, more than one out of every three Cablevision high-speed data customers also purchased Optimum Voice.”

“Rainbow Media’s AMC, IFC and WE had an impressive quarter as well with increases in both net revenues and adjusted operating cash flow.  This growth was fueled by a double-digit increase in advertising revenue, principally at AMC and WE, which both experienced record ratings in the third quarter,” concluded Mr. Dolan.

Results from Continuing Operations

The operating results of FSN Ohio, FSN Florida and Rainbow DBS’s distribution operations are included in discontinued operations and are not presented in the table below.  The VOOM HD Networks are included in the Rainbow segment for all periods presented.

Segment results for the quarters ended September 30, 2005 and September 30, 2004 are as follows:

	Revenue		Operating Income (loss)		AOCF
$ millions	2005	2004	2005	2004	2005	2004

Telecommunications	$910.6	$788.3	$141.6	$114.8	$353.7	$317.4
Rainbow	211.9	234.0	19.2	11.1	46.1	44.7
MSG	135.2	110.2	(15.8)	2.8	1.8	15.2
Other (including Eliminations)	(14.5)	(15.0)	(37.8)	(29.2)	(23.0)	(10.5)
Total Company	$1,243.2	$1,117.5	$107.2	$99.5	$378.6	$366.8

*  Adjusted operating cash flow (“AOCF”), a non-GAAP financial measure, is defined as operating income (loss) before depreciation and amortization, excluding employee stock plan charges or credits and restructuring charges or credits.  Please refer to page 4 for a discussion of our use of AOCF as a non-GAAP financial measure and page 6 for a reconciliation of AOCF to operating income and net income (loss).

Telecommunications Services – Cable Television and Lightpath

Telecommunications Services includes Cable Television – Cablevision’s “Optimum” branded video, high-speed data, and voice residential and commercial services offered over its cable infrastructure — and its “Optimum Lightpath” branded, fiber-delivered commercial data and voice services.

Telecommunications Services net revenues for the third quarter rose 16% to $910.6 million, operating income increased 23% to $141.6 million, and AOCF increased 11% to $353.7 million, all as compared to the year-earlier period.

Cable Television

Cable Television third quarter net revenues increased 16% to $872.3 million, operating income increased 20% to $146.0 million and AOCF rose 11% to $338.5 million, each compared to the year-earlier period.  The increases in revenue, operating income, and AOCF reflect the addition of more than 1.3 million Revenue Generating Units since the third quarter of 2004, resulting from growth in video, high-speed data, and voice customers.

Highlights include:

•                  Basic video customers up 3,506 or 0.1% from June 2005 and 56,851 or 1.9% from September 2004; sixth consecutive quarter of basic subscriber gains

•                  iO: Interactive Optimum digital video customers up 101,611 or 6% from June 2005 and 506,003 or 38% from September 2004

•                  Optimum Online high-speed data customers up 80,570 or 5% from June 2005 and 341,410 or 27% from September 2004

•                  Optimum Voice customers up 122,851 or 26% from June 2005 and 412,017 from September 2004, a three-fold increase

•                  Revenue Generating Units up 308,170 or 5% from June 2005 and 1,314,631 or 23% from September 2004

•                  Advertising revenue up 7% from September 2004

•                  Cable Television RPS of $96.69, up $1.47 or 2% from June 2005 and $11.74 or 14% from September 2004

•                  AOCF margin of 38.8% compared to 39.4% in June 2005 and 40.5% in September 2004

Lightpath

For the third quarter, Lightpath net revenues increased 15% to $49.4 million, operating loss decreased 34% to $4.5 million and AOCF increased 20% to $15.2 million, each as compared to the prior year period.  The increase in revenue and AOCF is primarily attributable to revenue growth in Ethernet data services over Lightpath’s fiber infrastructure as well as growth in traditional data services.  The improvements in operating loss and AOCF reflect the revenue growth as well as certain expense savings resulting primarily from staff reductions implemented earlier in the year.  Lightpath revenue also includes Optimum Voice call completion activity, which has no impact on AOCF.

Rainbow

Rainbow consists of our AMC, IFC and WE:  Women’s Entertainment national programming services as well as Other Programming which includes: FSN Chicago, FSN Bay Area, fuse, MagRack, Sportskool, News 12 Networks, IFC Entertainment, VOOM HD Networks, Metro Channels, Rainbow Network Communications, Rainbow Advertising Sales Corp. and other Rainbow developmental ventures.

Rainbow net revenues for the third quarter decreased 9% to $211.9 million, operating income increased 73% to $19.2 million and AOCF increased 3% to $46.1 million, all compared to the year-earlier period.

AMC/IFC/WE

Third quarter net revenues increased 11% to $144.2 million, operating income increased 25% to $52.3 million and AOCF increased 15% to $68.5 million, each compared to the prior year period.

The third quarter results reflect:

•                  Higher advertising revenue driven by continued ratings growth, with AMC recording its strongest quarter ever with a primetime HH rating of .98

•                  Higher affiliate revenue, primarily due to the recognition in the third quarter of affiliate revenue attributable to the second quarter that was not recognized in the second quarter due to a contractual dispute

•                  Viewing subscriber increases of 9% at IFC, 3% at WE and 2% at AMC as compared to September 2004

Other Programming

Third quarter net revenues decreased 34% to $72.6 million, operating loss increased $2.5 million to $33.1 million, and the AOCF deficit increased $7.7 million to $22.4 million, all as compared to the prior year period.  The decrease in net revenue was primarily driven by lower affiliate revenue at FSN Chicago resulting from the termination of contracts after losing professional sports content and from payments not being received in accordance with an existing affiliate agreement and the closure of two Metro Channels.  The increases in operating loss and AOCF deficit primarily reflect the net revenue losses as well as higher expenses at IFC Films and News 12, offset in part by lower amortization of contractual rights at VOOM HD Networks.

Madison Square Garden

Madison Square Garden’s businesses include: MSG Network, FSN New York, the New York Knicks, the New York Rangers, the New York Liberty, the MSG Arena complex and Radio City Music Hall.

Madison Square Garden’s third quarter net revenue increased 23% to $135.2 million compared to the third quarter of 2004.  Operating income decreased $18.6 million to an operating loss of $15.8 million and AOCF decreased to $1.8 million from $15.2 million in the third quarter, both as compared to the year-earlier period.  MSG’s third quarter results were primarily impacted by:

•                  Higher network affiliate revenue, including the impact of certain contractual retroactive rate adjustments

•                  Higher net charges for personnel transactions at the Knicks and Rangers

•                  Impact of certain other events, primarily the favorable result of the Republican National Convention in 2004 and the expenses associated with the Hurricane Katrina benefit concerts in September 2005.

Total Company (Results From Continuing Operations)

Consolidated results exclude FSN Ohio, FSN Florida, and Rainbow DBS’s distribution operations, which are reflected in discontinued operations for all periods presented.

Consolidated third quarter results compared to the prior year period are as follows:

•                  Net revenues increased 11% to $1.2 billion.  This was the result of continued RGU growth in Cable Television as well as net revenue growth at Madison Square Garden and AMC, IFC and WE networks, partially offset by a decrease in net revenues at Rainbow’s Other Programming businesses.

•                  Operating income increased 8% to $107.2 million and consolidated AOCF increased 3% to $378.6 million.  The increases in operating income and AOCF reflect the factors discussed above, offset by higher expenses at Madison Square Garden and higher advisory fees related to corporate transactions.

2005 Outlook

The company affirms and updates the previously issued full year 2005 guidance as outlined in the table below:

	Previous	Updated
Cable Television
Basic video subscribers	+ 1.5% to 2.0%	High end of range
Revenue generating unit (RGU) net additions	+ 1.0 to 1.25 million	High end of range
Total revenue growth	mid teens*	Unchanged
Adjusted operating cash flow growth	mid teens*	Unchanged
Capital expenditures	$600 to $650 million	High end of range

AMC/IFC/WE
Total revenue growth	mid to high single digit*	Unchanged
Adjusted operating cash flow growth	mid to high single digit*	Middle of range

* Percentage growth

Non-GAAP Financial Measures

We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, excluding charges or credits related to our employee stock plan, including those related to the vesting of restricted shares, variable stock options and stock appreciation rights, and restructuring charges or credits.  We believe that the exclusion of such amounts allows investors to better track the performance of the various operating units of our business without regard to the distortive effects of a fluctuating stock price (in the case of variable stock options and stock appreciation rights expense) or, in the case of restricted shares, the settlement of an obligation that will not be made in cash.

We present AOCF as a measure of our ability to service our debt and make continuing investments, including in our capital infrastructure.  We believe AOCF is an appropriate measure for evaluating the operating performance of its business segments and the company on a consolidated basis.  AOCF and similar measures with other titles are common performance measures used by investors, analysts and peers to compare performance in our industry.  Internally, we use revenue and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators.  AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance presented in accordance with generally accepted accounting principles (“GAAP”).  Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with other titles used by other companies.  For a reconciliation of AOCF to operating income (loss), please see page 6 of this release.

We define Free Cash Flow, which is a non-GAAP financial measure, as net cash from operating activities less capital expenditures, both of which are reported in our Statement of Cash Flows.  We believe the most comparable GAAP financial measure of our liquidity is net cash from operating activities.  We believe that Free Cash Flow is useful as an indicator of our overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt service and other discretionary and non-discretionary items.  It is also one of several indicators of our ability to make investments and return capital to our shareholders. We also believe that Free Cash Flow is one of several benchmarks used by analysts and investors who follow our industry for comparison of our liquidity with other companies in our industry, although our measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies.

COMPANY DESCRIPTION

Cablevision Systems Corporation is one of the nation’s leading entertainment and telecommunications companies. Its cable television operations serve 3 million households in the New York metropolitan area. The company’s advanced telecommunications offerings include its iO: Interactive Optimum digital television, Optimum Online high-speed Internet, Optimum Voice digital voice-over-cable, and its Optimum Lightpath integrated business communications services. Cablevision’s Rainbow Media Holdings LLC operates several successful programming businesses, including AMC, IFC, WE and other national and regional networks. In addition to its telecommunications and programming businesses, Cablevision owns Madison Square Garden and its sports teams, the New York Knicks, Rangers and Liberty. The company also operates New York’s famed Radio City Music Hall, and owns and operates Clearview Cinemas.  Additional information about Cablevision Systems Corporation is available on the Web at www.cablevision.com.

This earnings release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the company and its business, operations, financial condition and the industry in which it operates and the factors described in the company’s filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.  The company disclaims any obligation to update the forward-looking statements contained herein.

Contacts:	Charles Schueler	John Bier
	Senior Vice President	Senior Vice President
	Media and Community Relations	and Treasurer
	(516) 803-1013	(516) 803-2270

Cablevision’s Web site:  www.cablevision.com

The 3Q 2005 earnings announcement will be Webcast live today at 10:00 a.m. EST

Conference call dial-in number is (973) 935-8507

Conference call replay number (973) 341-3080/ pin #6630850 until November 15, 2005

CABLEVISION SYSTEMS CORPORATION
CONDENSED CONSOLIDATED OPERATIONS DATA AND RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005 (a)	2004 (a)	2005 (a)	2004 (a)

Revenues, net	$1,243,201	$1,117,485	$3,688,366	$3,427,637

Adjusted operating cash flow	$378,630	$366,778	$1,133,309	$1,103,374
Stock plan expense	(3,468)	(6,607)	(35,888)	(16,331)
Restructuring credits (charges)	(1,439)	1,203	(2,197)	(2,186)
Operating income before depreciation and amortization	373,723	361,374	1,095,224	1,084,857
Depreciation and amortization (including impairments)	266,543	261,876	805,568	782,151
Operating income	107,180	99,498	289,656	302,706

Other income (expense):
Interest expense, net	(186,888)	(172,433)	(559,066)	(529,397)
Equity in net income (loss) of affiliates	2,267	(6,234)	1,892	(7,349)
Write-off of deferred financing costs	—	(12,694)	—	(18,961)
Gain (loss) on sale of affiliate interests	(16)	—	65,467 (b)	—
Gain (loss) on investments, net	(20,207)	6,280	(97,354)	(9,906)
Gain (loss) on derivative contracts, net	10,915	21,623	75,450	(34,049)
Loss on extinguishment of debt	—	—	—	(72,495)
Minority interests	(2,822)	(6,904)	(2,630)	(45,864)
Miscellaneous, net	230	(13)	119	(41)
Loss from continuing operations before income taxes	(89,341)	(70,877)	(226,466)	(415,356)
Income tax benefit	26,034	28,632	56,182	116,976
Loss from continuing operations	(63,307)	(42,245)	(170,284)	(298,380)
Income (loss) from discontinued operations, net of taxes (b)	427	(20,930)	210,490	(64,450)
Income (loss) before extraordinary item	(62,880)	(63,175)	40,206	(362,830)
Extraordinary loss on investment, net of taxes	—	—	—	(7,436)
Net income (loss)	$(62,880)	$(63,175)	$40,206	$(370,266)

Basic and diluted net income (loss) per share:

Loss from continuing operations	$(0.22)	$(0.15)	$(0.59)	$(1.04)

Income (loss) from discontinued operations	$—	$(0.07)	$0.73	$(0.22)

Extraordinary loss	$—	$—	$—	$(0.03)

Net income (loss)	$(0.22)	$(0.22)	$0.14	$(1.29)

Weighted average common shares (in thousands)	288,507	287,173	288,171	287,006

(a)   Reflects the net operating results of FSN Ohio, FSN Florida (including the gain related to the Regional Programming Partners restructuring) and Rainbow DBS (distribution operations) as discontinued operations.

(b)   The Company recorded a pre-tax gain in continuing operations of $66.6 million and an after-tax gain in discontinued operations of $265.5 million related to the Regional Programming Partners restructuring.

ADJUSTMENTS TO RECONCILE ADJUSTED OPERATING CASH FLOW TO OPERATING INCOME

The following is a description of the adjustments to operating income included in this earnings release:

•                  Depreciation and amortization (including impairments).  This adjustment eliminates depreciation, amortization and impairments of long-lived assets in all periods.

•                  Stock plan expense.  This adjustment eliminates the expense associated with vesting and marking to market of variable stock options, stock appreciation rights granted under our employee stock option plan, and charges related to the issuance of restricted shares.

•                  Restructuring credits (charges).  This adjustment eliminates the charges or credits recorded that are associated with costs related to the elimination of positions, facility realignment, and other related costs in all periods.

	Nine Months Ended September 30,
	2005 (a)	2004 (a)
CONSOLIDATED FREE CASH FLOW CALCULATION (b)
Net cash provided by operating activities	$647,975	$484,078
Less: capital expenditures	(540,058)	(518,732)
Consolidated free cash flow	$107,917	$(34,654)

(a)          Excludes the net operating results and capital expenditures of FSN Ohio, FSN Florida and Rainbow DBS (distribution operations), which are reported in discontinued operations.  Discontinued operations used $98.8 million in cash in the nine months ended September 30, 2005 and used $71.9 million in cash for the nine months ended September 30, 2004.

(b)         See non-GAAP financial measures on page 4 of this release for a discussion of Free Cash Flow.

CABLEVISION SYSTEMS CORPORATION
CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS
(Dollars in thousands)
(Unaudited)

REVENUES, NET

	Three Months Ended September 30,
	2005 (a)	2004 (a)	% Change

Cable Television (b)	$872,300	$752,255	16.0%
Lightpath (b)	49,387	43,103	14.6%
Eliminations (c)	(11,084)	(7,102)	(56.1)%
Total Telecommunications	910,603	788,256	15.5%
AMC/IFC/WE	144,158	130,240	10.7%
Other Programming (d)	72,629	110,721	(34.4)%
Eliminations (c)	(4,909)	(7,007)	29.9%
Total Rainbow	211,878	233,954	(9.4)%
MSG	135,178	110,227	22.6%
Other (e)	19,029	25,811	(26.3)%
Eliminations (f)	(33,487)	(40,763)	17.8%
Total Cablevision	$1,243,201	$1,117,485	11.2%

	Nine Months Ended September 30,
	2005 (a)	2004 (a)	% Change

Cable Television (b)	$2,541,313	$2,196,496	15.7%
Lightpath (b)	144,704	123,416	17.2%
Eliminations (c)	(28,972)	(16,411)	(76.5)%
Total Telecommunications	2,657,045	2,303,501	15.3%
AMC/IFC/WE	414,537	385,959	7.4%
Other Programming (d)	221,582	336,615	(34.2)%
Eliminations (c)	(19,559)	(20,036)	2.4%
Total Rainbow	616,560	702,538	(12.2)%
MSG	466,236	480,564	(3.0)%
Other (e)	62,499	62,687	(0.3)%
Eliminations (f)	(113,974)	(121,653)	6.3%
Total Cablevision	$3,688,366	$3,427,637	7.6%

(a)          Excludes the net revenues of FSN Ohio, FSN Florida and Rainbow DBS (distribution operations) which are reported in discontinued operations.

(b)         Optimum Online for business has been reclassified from Lightpath to Cable Television for all periods presented.

(c)          Represent intra-segment revenues.

(d)         Includes FSN Chicago, FSN Bay Area, fuse, Mag Rack, Sportskool, News 12 Networks, IFC Entertainment, VOOM HD Networks, Metro Channels (through May 2005), Rainbow Network Communications, Rainbow Advertising Sales Corp. and other Rainbow developmental ventures.

(e)          Represents net revenues of Clearview Cinemas and PVI Virtual Media, which was consolidated in the second quarter of 2004 in accordance with FIN 46.  In May 2005, Cablevision exchanged its 60% interest in PVI Latin America for the 40% interest in the rest of PVI that it did not already own.

(f)            Represent inter-segment revenues.

OPERATING INCOME (LOSS) AND ADJUSTED OPERATING CASH FLOW

	Operating Income (Loss) (a)			Adjusted Operating Cash Flow (a)
	Three Months Ended September 30,		%	Three Months Ended September 30,		%
	2005	2004	Change	2005	2004	Change

Cable Television (b)	$146,047	$121,614	20.1%	$338,484	$304,805	11.0%
Lightpath (b)	(4,462)	(6,793)	34.3%	15,210	12,633	20.4%
Total Telecommunications	141,585	114,821	23.3%	353,694	317,438	11.4%
AMC/IFC/WE	52,272	41,683	25.4%	68,483	59,439	15.2%
Other Programming (c)	(33,065)	(30,594)	(8.1)%	(22,424)	(14,701)	(52.5)%
Total Rainbow	19,207	11,089	73.2%	46,059	44,738	3.0%
MSG	(15,772)	2,779	—	1,764	15,173	(88.4)%
Other (d)	(37,840)	(29,191)	(29.6)%	(22,887)	(10,571)	(116.5)%
Total Cablevision	$107,180	$99,498	7.7%	$378,630	$366,778	3.2%

OPERATING INCOME (LOSS) AND ADJUSTED OPERATING CASH FLOW

	Operating Income (Loss) (a)			Adjusted Operating Cash Flow (a)
	Nine Months Ended September 30,		%	Nine Months Ended September 30,		%
	2005	2004	Change	2005	2004	Change

Cable Television (b)	$407,842	$333,191	22.4%	$986,999	$865,715	14.0%
Lightpath (b)	(19,255)	(23,701)	18.8%	46,284	36,069	28.3%
Total Telecommunications	388,587	309,490	25.6%	1,033,283	901,784	14.6%
AMC/IFC/WE	132,734	121,004	9.7%	181,558	178,599	1.7%
Other Programming (c)	(117,105)	(86,150)	(35.9)%	(66,763)	(45,179)	(47.8)%
Total Rainbow	15,629	34,854	(55.2)%	114,795	133,420	(14.0)%
MSG	(17,231)	75,681	(122.8)%	34,788	115,217	(69.8)%
Other (d)	(97,329)	(117,319)	17.0%	(49,557)	(47,047)	(5.3)%
Total Cablevision	$289,656	$302,706	(4.3)%	$1,133,309	$1,103,374	2.7%

(a)          Excludes the operating income (loss) and AOCF of FSN Ohio, FSN Florida and Rainbow DBS (distribution operations) which are reported in discontinued operations.

(b)         Optimum Online for business has been reclassified from Lightpath to Cable Television for all periods presented.

(c)          Includes FSN Chicago, FSN Bay Area, fuse, Mag Rack, Sportskool, News 12 Networks, IFC Entertainment, VOOM HD Networks, Metro Channels (through May 2005), Rainbow Network Communications, Rainbow Advertising Sales Corp. and other Rainbow developmental ventures.

(d)         Includes operating results of Clearview Cinemas, PVI Virtual Media and certain corporate general and administrative costs. For 2005, it also includes certain corporate general and administrative costs allocated to FSN Ohio, FSN Florida and Rainbow DBS (distribution operations) that were not eliminated as a result of the disposition or shut down of these businesses.

CABLEVISION SYSTEMS CORPORATION
SUMMARY OF OPERATING STATISTICS
(Unaudited)

CABLE TELEVISION	September 30, 2005	June 30, 2005	September 30, 2004

Revenue Generating Units
Basic Video Customers	3,009,064	3,005,558	2,952,213
iO Digital Video Customers	1,843,094	1,741,483	1,337,091
Optimum Online High-Speed Data Customers	1,600,434	1,519,864	1,259,024
Optimum Voice Customers	601,208	478,357	189,191
Residential Telephone Customers	8,224	8,592	9,874
Total Revenue Generating Units	7,062,024	6,753,854	5,747,393

Customer Relationships (a)	3,153,652	3,146,426	3,075,572

Homes Passed	4,473,977	4,464,425	4,427,561

Penetration
Basic Video to Homes Passed	67.3%	67.3%	66.7%
iO Digital to Basic Penetration	61.3%	57.9%	45.3%
Optimum Online to Homes Passed	35.8%	34.0%	28.4%
Optimum Voice to Homes Passed	13.4%	10.7%	4.3%

Monthly Churn
Basic Video	2.1%	1.7%	2.1%
iO Digital Video	2.6%	2.3%	3.1%
Optimum Online High-Speed Data	2.4%	2.0%	2.6%

Revenue for the three months ended (dollars in millions)

Video (b)	$587	$584	$542
High-Speed Data (c)	196	190	160
Voice	50	38	16
Advertising	26	27	24
Other (d)	13	17	10
Total Cable Television Revenue (e)	$872	$856	$752

Average Monthly Revenue per Basic Video Customer (“RPS”) (c) (e)	$96.69	$95.22	$84.95

(a)          Number of customers who receive at least one of the company’s services, including business modem only customers.  Prior year has been adjusted for comparative analysis.

(b)         Includes analog, digital, PPV, VOD and SVOD revenue.

(c)          Optimum Online for business has been reclassified from Lightpath to Cable Television for all periods presented.

(d)         Includes installation revenue, NY Interconnect, home shopping and other product offerings.

(e)          RPS is calculated by dividing average monthly revenue for the quarter by the average number of basic video subscribers for the quarter.

RAINBOW	September 30, 2005	June 30, 2005	September 30, 2004

Viewing Subscribers (in thousands)
AMC	77,200	77,300	75,600
WE	50,600	50,300	49,300
IFC	36,700	36,000	33,600
fuse	35,100	34,700	32,500
Consolidated Regional Sports (Bay Area & Chicago)	6,000	6,000	7,200
Non-Consolidated Regional Sports (New England)	3,800	3,700	3,700

CABLEVISION SYSTEMS CORPORATION
CAPITALIZATION AND LEVERAGE
(Dollars in thousands)
(Unaudited)

September 30, 2005
CAPITALIZATION
Cash and Cash Equivalents	$351,401

Bank debt	$2,057,277
Collateralized indebtedness	1,269,594
Senior notes and debentures	5,992,461
Senior subordinated notes and debentures	746,524
Notes payable	17,486
Capital lease obligations	61,724
Debt	$10,145,066

LEVERAGE
Debt	$10,145,066
Less: collateralized indebtedness (a) and cash	(1,620,995)
Net debt	$8,524,071

Ratio
Consolidated net debt/adjusted operating cash flow (b)	5.3
Restricted Group leverage (Bank Test)	4.5
CSC Holdings notes and debentures ratio (c)	4.5
Cablevision notes ratio (d)	5.6
Rainbow National Services notes ratio (e)	5.5

(a)   Collateralized indebtedness is excluded from the leverage calculation because it is viewed as a forward sale of the stock of unaffiliated companies and the company’s only obligation at maturity is to deliver the stock or its cash equivalent.

(b)   Adjusted operating cash flow is annualized based on the quarterly results, except with respect to Madison Square Garden, which is based on a trailing 12 months due to its seasonal nature.

(c)   Reflects debt to cash flow ratio applicable under the CSC Holdings senior and senior subordinated notes indentures.   The annualized AOCF (as defined) used in the Restricted Group bank leverage test and for the CSC Holdings indentures test is $1.3 billion.

(d)   Reflects debt to cash flow ratio under the Cablevision senior notes indentures.

(e)   Reflects debt to cash flow ratio under the Rainbow National Services notes indentures. The annualized AOCF (as defined) used in the notes ratio is $255.5 million.

CABLEVISION SYSTEMS CORPORATION
CAPITAL EXPENDITURES
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2005 (a)	2004 (a)
CAPITAL EXPENDITURES
Consumer premise equipment	$118,382	$125,481
Scalable infrastructure	22,431	22,658
Line extensions	7,351	9,092
Upgrade/rebuild	2,030	2,034
Support	10,574	14,440
Total Cable Television (b)	160,768	173,705
Lightpath (b)	7,646	10,440
Total Telecommunications	168,414	184,145
Rainbow	6,809	7,298
MSG	6,157	3,487
Other (Corporate and Theatres)	5,160	1,183
Total Cablevision	$186,540	$196,113

	Nine Months Ended September 30,
	2005 (a)	2004 (a)
CAPITAL EXPENDITURES
Consumer premise equipment	$345,299	$348,953
Scalable infrastructure	50,881	43,800
Line extensions	23,923	20,407
Upgrade/rebuild	5,479	7,515
Support	51,122	32,531
Total Cable Television (b)	476,704	453,206
Lightpath (b)	19,391	30,268
Total Telecommunications	496,095	483,474
Rainbow	19,637	20,698
MSG	11,398	6,527
Other (Corporate and Theatres)	12,928	8,033
Total Cablevision	$540,058	$518,732

(a)          Excludes the capital expenditures of FSN Ohio, FSN Florida and Rainbow DBS (distribution operations) which are reported as discontinued operations.

(b)         Optimum Online for business has been reclassified from Lightpath to Cable Television for all periods presented.